EXHIBIT 4.5

        2007 LONG-TERM INCENTIVE PLAN OF GLOBAL ENTERTAINMENT CORPORATION

                          2007 LONG-TERM INCENTIVE PLAN
                                       OF
                        GLOBAL ENTERTAINMENT CORPORATION


SECTION 1. PURPOSE OF PLAN

     The purpose of this 2007 Long-Term Incentive Plan (this "Plan") of Global Entertainment Corporation , a Nevada corporation (the "Company"), is to enable the Company and any subsidiary corporation (as the term is defined in Code
Section 424(f), hereinafter each a "Subsidiary" or the plural "Subsidiaries") to attract and retain directors, and to further align the interests of such persons with those of the stockholders of the Company by providing for or increasing the proprietary interest of such persons in the Company.

SECTION 2. ADMINISTRATION OF PLAN

     2.1 COMPOSITION OF COMMITTEE. This Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"), as appointed from time to time by the Board of Directors. The Committee shall act pursuant to a majority vote or unanimous written consent. The Board of Directors (the "Board"), in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee's exercise thereof. Notwithstanding the foregoing, with respect to any Award (as defined in Section 5.1) that is intended to satisfy the conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended, if applicable, (the "Code"), the Committee may appoint one or more separate committees (any such committee, a "Subcommittee") composed of one or more directors of the Company (who may but need not be members of the Committee) and may delegate to any such Subcommittee(s) the authority to grant Awards, as defined in Section 5.1 hereof, under the Plan to Eligible Persons (as defined in Section 4), to determine (subject to the express terms of the Plan) all terms of such Awards, and/or to administer the Plan or any aspect of it. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements or other documents evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

     2.2 POWERS OF THE COMMITTEE. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

     (a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan (i) the term "fair
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market  value"  shall mean,  as of any date,  the closing  price for a Share (as defined in Section 3.1) reported for the last trading day prior to such date by the American Stock Exchange ("AMEX") (or such other stock exchange or quotation system on which Shares are then listed or quoted) or, if no Shares are traded on the AMEX (or such other stock exchange or quotation system) on the date in question, then for the next preceding date for which Shares traded on the AMEX (or such other stock exchange or quotation system); and (ii) the term "Company" shall mean the Company and its Subsidiaries, unless the context otherwise requires;

     (b) to determine which persons are Eligible Persons, to which of such Eligible Persons, if any, Awards shall be granted hereunder and the timing of any such Awards, and to grant Awards;

     (c) to grant Awards to Eligible Persons and determine the terms and conditions thereof (so long as such terms and conditions do not conflict with the terms and conditions set forth in this Plan), which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Committee determine constitute a change of control), whether such Award complies with Code Section 409A, Notice 2005-1, Proposed Treasury Regulations Section 1.409-1 through -6, or other factors;

     (d) to establish, verify the extent of satisfaction of, adjust, reduce or waive any performance goals or other conditions applicable to the grant, issuance, vesting and/or ability to retain any Award;

     (e) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan ("Restricted Stock Agreements") (which need not be identical);

     (f) to determine whether, and the extent to which, adjustments are required pursuant to Section 8;

     (g) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

     (h) to make all other determinations deemed necessary or advisable for the administration of this Plan.

     2.3 DETERMINATIONS OF THE COMMITTEE. All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Eligible Persons. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.

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SECTION 3. STOCK SUBJECT TO PLAN

     3.1 AGGREGATE LIMITS. The aggregate number of shares of the Company's Common Stock, no par value ("Shares"), issued pursuant to all Awards granted under this Plan shall not exceed 320,000. The aggregate number of Shares available for issuance under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 8. The Shares issued pursuant to this Plan may be Shares that either were reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

     3.2 ISSUANCE OF SHARES. For purposes of Section 3.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued and shall not include Shares subject to Awards that have been forfeited.

SECTION 4. PERSONS ELIGIBLE UNDER PLAN

     Any person who is a director, officer, employee, consultant or advisor of the Company or any of its Subsidiaries shall be eligible to be considered for the grant of Awards hereunder (an "Eligible Person").

SECTION 5. PLAN AWARDS

     5.1 AWARD TYPE. The Committee, on behalf of the Company, is authorized under this Plan to enter into a Restricted Stock Agreement with an Eligible Person regarding the issuance of Shares under this Plan, subject to certain restrictions and the risk of forfeiture and other terms as are expressed in the Plan and in the Restricted Stock Agreement or other document evidencing the Award. Such arrangements and benefits are sometimes referred to herein as "Awards."

     5.2 GRANTS OF AWARDS. Awards will be granted as follows:

     (a) With regard to non-employee directors, each such director shall receive an initial Award of 2,000 Shares and an additional Award of 2,000 Shares after every year that such director serves on the Board.

     (b) With regard to all Eligible Persons other than non-employee directors, the Committee may grant Awards to such Eligible Persons in its sole discretion.

     5.3 VESTING OF AWARDS. Subject to any additional conditions or restrictions imposed by the Committee under Section 5.4, the vesting periods for Awards made under the Plan shall be as follows:

     (a) Awards to non-employee  directors shall vest fifty percent (50%) twelve
(12) months after awarded, and shall fully vest twenty-four (24) months after awarded;

     (b) Awards to officers and employees shall vest fifty percent (50%) twenty-four (24) months after awarded, seventy-five percent (75%) thirty-six
(36) months after awarded, and shall fully vest forty-eight (48) months after awarded; and

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     (c) The vesting  period for Awards made to consultants or advisors shall be determined by the Committee on a case-by-case basis.

     5.4 SHARE  RESTRICTIONS.  In addition  to the vesting  periods set forth in
Section 5.3, the Shares shall be subject to such other conditions and restrictions as the Committee may impose These restrictions may lapse separately or in combination of such times, under such circumstances, in such installments, upon the satisfaction of continued employment, standards derived from the Qualifying Performance Criteria, lapse of time, certain acceleration events like death or disability or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

     5.5 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination as a director, officer, employee, consultant, or advisor during the applicable restriction period or upon failure to satisfy a standard derived from the Qualifying Performance Criteria during the applicable restriction period, Shares that are at that time subject to restrictions shall be forfeited and re-acquired by the Company; provided, however, that the Committee may provide in any Restricted Stock Agreement that restrictions or forfeiture conditions relating to Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Shares.

     5.6 CERTIFICATES FOR SHARES. Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Shares are registered in the name of an Eligible Person, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Shares.

SECTION 6. OTHER PROVISIONS APPLICABLE TO AWARDS

     6.1  TRANSFERABILITY.  Unless  the  Restricted  Stock  Agreement  or  other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto.

     6.2 QUALIFYING PERFORMANCE CRITERIA. For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole, to a business unit or subsidiary, or based on comparisons of any of the performance measures relative to other companies, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the
Award: (a) cash flow, (b) earnings per share or increases of same, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital or investment, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on

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operating  revenue,  (o) pre-tax or after-tax  profit levels expressed in either absolute dollars, (p) revenues or revenue growth, (q) economic or cash value added, (r) other measures of performance, quality, safety, productivity or process improvement, (s) market share, and (t) overhead or other expense reduction. These factors may have a minimum performance standard, a target performance standard and a maximum performance standard. The Committee may adjust any evaluation of performance under a Qualifying Performance Criteria to take into account any of the following events that occurs during a performance
period:   (i)  asset   write-downs,   (ii)  litigation  or  claim  judgments  or
settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for
reorganization   and   restructuring   programs   and  (v)   any   extraordinary
non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year.

     6.3 VOTING AND DIVIDENDS. Unless otherwise provided by the Committee, an Eligible Person shall be entitled to vote and to receive any and all dividends or dividend equivalents that may be declared with respect to any Shares that have been issued to such Eligible Person pursuant to an Award and that have not been forfeited in accordance with their terms, regardless of whether such Shares have vested or remain subject to other restrictions or conditions imposed by the Committee.

     6.4 DOCUMENTS EVIDENCING AWARDS. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Award is contingent on subsequent stockholder approval of this Plan. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan. The grant of an Award under this Plan shall not confer any rights upon an Eligible Person holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Restricted Stock Agreement or other document evidencing such Award.

     6.5 COMPLIANCE WITH CODE SECTION 409A. Notwithstanding any language to the contrary in this Plan, the Committee will ensure that the terms and conditions of any Awards issued will comply with the applicable provision of Code Section 409A or the regulations or other pronouncements thereunder.

     6.6 ADDITIONAL RESTRICTIONS ON AWARDS. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by an Eligible Person or other subsequent transfers by an Eligible Person of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Eligible Persons, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

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SECTION 7. CHANGES IN CAPITAL STRUCTURE

     7.1 CORPORATE ACTIONS UNIMPAIRED. The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Committee, (a) the issuance by the Company of shares of stock of any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (b) the payment of a dividend in property other than Shares, or (c) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Awards theretofore granted or the purchase price per Share, unless the Committee shall determine in its sole discretion that an adjustment is necessary to provide equitable treatment to an Eligible Person.

     7.2 ADJUSTMENTS UPON CERTAIN EVENTS. If the outstanding Shares or other securities of the Company, or both, for which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the Committee may appropriately and equitably adjust the number and kind of Shares or other securities which are subject to the Plan or subject to any Awards theretofore granted, so as to maintain the proportionate number of Shares or other securities.

SECTION 8. MERGERS AND LIQUIDATION

     If the company is the surviving corporation in any merger or consolidation, all Awards shall remain in force, and any Shares granted under the Plan shall continue to be outstanding pursuant to the terms of the Award and this Plan. Except to the extent otherwise provided in an Award document, by the Board, dissolution or liquidation of the Company shall cause every unvested Award for which there remains contingencies, conditions and unmet performance standards to terminate. A merger or consolidation in which the Company is not the surviving corporation shall also cause every unvested Award for which there remains contingencies, conditions and unmet performance standards to terminate, unless specifically provided otherwise in an Award document or by the Board.

SECTION 9. TAXES

     9.1 WITHHOLDING REQUIREMENTS. The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by an Eligible Person of any taxes that the Committee determines are required in connection with any Award granted under this Plan, and an Eligible Person's rights in any Award are subject to satisfaction of such conditions.

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     9.2 PAYMENT OF WITHHOLDING TAXES. Notwithstanding the terms of Section 9.1, the Committee may provide in the agreement or other document evidencing an Award or otherwise that all or any portion of the taxes required to be withheld by the Company or, if permitted by the Committee, desired to be paid by an Eligible Person, in connection with the transfer of any Award shall be paid or, at the election of an Eligible Person, may be paid by the Company by withholding shares of the Company's capital stock otherwise issuable or subject to such Award, or by an Eligible Person delivering previously owned shares of the Company's capital stock, in each case having a fair market value equal to the amount required or elected to be withheld or paid, or by a broker selected or approved by the Company paying such amount pursuant to an irrevocable commitment by the broker to deliver to the Company proceeds from the sale of the Shares issuable under the Award. Any such election is subject to such conditions or procedures as may be established by the Committee and may be subject to approval by the Committee.

SECTION 10. AMENDMENTS OR TERMINATION

     The Board may amend, alter or discontinue this Plan or any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the anti-dilution adjustment provisions of Section 7.2, no such amendment shall, without the approval of the stockholders of the Company:

     (a) change the maximum number of shares for which Awards may be granted under this Plan;

     (b) extend the term of this Plan; or

     (c) change the class of persons eligible to be Eligible Persons.

     The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no amendment or alteration shall be made which would impair the rights of any Award holder, without such holder's consent, under any Award theretofore granted; provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any change in control, recapitalization, stock dividend, stock split, reorganization, merger, consolidation or similar type transaction that such amendment or alteration either is required or advisable in order for the Company, the Plan, or any Award granted, to satisfy any law or regulation or to meet the requirements of any accounting standard.

SECTION 11. COMPLIANCE WITH OTHER LAWS AND REGULATIONS.

     This Plan, the grant of Awards thereunder, and the obligation of the Company to issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in an Eligible Person's name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for the Eligible Persons.

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     Unless  the Awards  and  Shares  covered by this Plan have been  registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 12. NO RIGHT TO COMPANY EMPLOYMENT

     Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual or entity any right to continue as a director, officer, employee, consultant or advisor of the Company or interfere in any way with the rights to terminate an individual or entity as a director, officer, employee, consultant or advisor at any time. The agreements or other documents evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 13. LIABILITY OF COMPANY

     The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to an Eligible Person or other persons as to:

     13.1 THE NON-ISSUANCE OF SHARES. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

     13.2 TAX CONSEQUENCES. Except as otherwise specifically provided in the applicable Restricted Stock Agreement, any tax consequence to any Eligible Person or other person due to the receipt of, vesting of, lapse of conditions or restrictions with respect to, or forfeiture of any Award granted hereunder.

SECTION 14. EFFECTIVENESS AND EXPIRATION OF PLAN

     This Plan shall be effective on the date the Company's stockholders adopted this Plan. All Awards granted under this Plan are subject to the approval of this Plan by the stockholders. Stockholder approval of the Plan shall be by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company's stockholders or by written consent in accordance with the laws of the State of Nevada; provided that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. No Awards shall be granted pursuant to this Plan more than 10 years after the effective date of this Plan.

SECTION 15. NON-EXCLUSIVITY OF PLAN

     Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise

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than under this Plan, and such  arrangements may be either generally  applicable or applicable only in specific cases.

SECTION 16. GOVERNING LAW

     This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Nevada and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

SECTION 17. MISCELLANEOUS MATTERS

     17.1 SECURITIES LAW RESTRICTIONS. No Shares shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws. Certificates for Shares delivered under the Plan may be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares is then listed, and any applicable Federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to refer to those restrictions. Further, without limiting the foregoing, each person receiving Shares may be required by the Company to give a representation in writing that he or she is acquiring Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof (regardless of whether such Shares covered by the Plan are registered under the Securities Act of 1933, as amended). As a condition of transfer of the certificate evidencing Shares, the Committee may obtain such other agreements or undertakings, if any, that it may deem necessary or appropriate to assume compliance with any provisions of the Plan or any law or regulation. Certificates for Shares delivered under the Plan may be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities laws. The Board may cause a legend or legends to be put on any such certificate to refer to those restrictions.

     17.2 RESTRICTED STOCK AGREEMENT. Each Eligible Person receiving an Award under the Plan shall enter into a Restricted Stock Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award and such related matters as the Committee, in its sole discretion, shall determine.

     17.3 COSTS OF PLAN. The costs and expenses of administering the Plan shall be borne by the Company.

     17.4 TAX REIMBURSEMENT PAYMENTS TO ELIGIBLE PERSONS. The Committee, pursuant to the terms of the agreements or other documents pursuant to which specific Awards are made under the Plan, may agree to reimburse Eligible Persons for some or all of the federal, state and local income taxes associated with the

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grant of an Award or the receipt of the cash or Shares from an Award  (including any additional tax imposed due to Code Section 409A), and may agree to reimburse such Eligible Persons for some or all of the additional federal, state and local income tax associated with the payments made under this Section 17.4.

     17.5 GOVERNMENT REGULATIONS. The Plan and the granting of Shares hereunder, and the obligations of the Company to sell and deliver Shares, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     17.6 INTERPRETATION. If any provision of the Plan is held invalid for any reason, such holding shall not affect the remaining provisions of the Plan, but instead the Plan shall be construed and enforced as if such provisions had never been included in the Plan. Headings contained in the Plan are for convenience only and shall in no manner be construed as part of this Plan. Any reference to the masculine, feminine or neuter gender shall be a reference to such other gender as is appropriate.

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